Exhibit 23.1
Consent of the Independent Registered Public Accounting Firm.
We consent to the incorporation by reference of our Report, dated March 26, 2009, included in Beach First National Bancshares’ Annual Report, into the Form 10-K for the year ended December 31, 2008.
/s/ Elliott Davis, PLLC
Elliott Davis, PLLC
March 27, 2009
Charlotte, North Carolina